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                                                           Exhibit 1.3


                                 ADVANTA CORP.

                2,500,000 DEPOSITARY SHARES, EACH REPRESENTING A
                      ONE-HUNDREDTH INTEREST IN A SHARE OF
            6 3/4% CONVERTIBLE CLASS B PREFERRED STOCK, SERIES 1995
            (STOCK APPRECIATION INCOME LINKED SECURITIES (SAILS)SM)

                             UNDERWRITING AGREEMENT

                                August 15, 1995


CS FIRST BOSTON CORPORATION
SALOMON BROTHERS INC
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
WILLIAM BLAIR & COMPANY
as Representatives of the several Underwriters
c/o CS First Boston Corporation
    Park Avenue Plaza
    New York, New York 10055

         1. Introductory. Advanta Corp., a Delaware corporation ("Company"), proposes to issue and sell to the several Underwriters named in Schedule A hereto 2,500,000 depositary shares ("Depositary Shares"), each representing a one-hundredth interest in a share of the Company's 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)SM) ("Preferred Stock") (such 2,500,000 Depositary Shares being referred to herein as the "Firm Securities") and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, 375,000 additional Depositary Shares ("Optional Securities"). The Firm Securities and the Optional Securities that may be sold to the Underwriters by the Company are herein collectively called the "Offered Securities."

         The Company will deposit up to 28,750 shares of the Preferred Stock by or on behalf of the several Underwriters against delivery of Depositary Receipts ("Depositary Receipts") to be issued under a deposit agreement dated as of August 15, 1995 ("Deposit Agreement") among the Company, Mellon Securities Trust Company, as the depositary ("Depositary") and the holders from time to time of Depositary Receipts. The Depositary Receipts issued upon such deposit or deposits of the Preferred Stock will evidence the Firm Securities and, if the option described in Section 3 hereof is exercised, the Optional Securities. Unless the context otherwise requires, references to the Offered Securities shall include the Depositary Receipts evidencing such Offered Securities.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, each Underwriter that:

                 (a) A registration statement (No. 33-60419), including a prospectus, relating to, among other things, the Offered Securities, the Preferred Stock and the Class B Common Stock, par value $.01 per share (the "Class B Common Stock") of the Company into which the Offered Securities are convertible has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the date hereof, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented to reflect the terms

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         of the Offered Securities and the Preferred Stock and the terms of offering thereof by a prospectus supplement dated August 15, 1995, as filed in final form with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

                 (b) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time of the filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which such statements were made) not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

                 (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the Rules and Regulations.

                 (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                 (e) Each subsidiary of the Company which is a significant subsidiary (each, a "Significant Subsidiary") as defined in Rule 405 of the Rules and Regulations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (subject, in the case of the shares issued by Colonial National Bank USA (the "Bank"), to the provisions of Section 55, Title 12, United States Code) and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                 (f) Each of the Deposit Agreement and the Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), the Deposit Agreement will have been duly executed and delivered as of





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         the First Closing Date (as defined below), such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus and the Deposit Agreement, and such Offered Securities will be convertible into Class B Common Stock in accordance with their terms; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

                 (g) The Preferred Stock has been duly authorized and, when the Preferred Stock has been deposited with the Depositary and when the Offered Securities representing interests in such Preferred Stock have been issued upon such deposit upon payment therefor by the Underwriters in accordance with this Agreement on the Closing Date, such Preferred Stock will have been validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus, and, when deposited, such Preferred Stock will be free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and neither such deposit nor such sale of the Offered Securities will give rise to any preemptive or similar rights of the holder of any securities of the Company.

                 (h) When the Preferred Stock has been deposited with the Depositary on the Closing Date, such Preferred Stock will be convertible into Class B Common Stock in accordance with its terms; the shares of Class B Common Stock initially issuable upon conversion of such Preferred Stock will have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Class B Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to such Class B Common Stock.

                 (i) This Agreement has been duly authorized, executed and delivered by the Company.

                 (j) The Offered Securities have been approved for listing on the Nasdaq National Market, subject to notice of issuance.

                 (k) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, the violation or default of which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise; the execution and delivery of this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement or in connection with the sale of the Offered Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under the securities laws of any state or other jurisdiction of the United States ("Blue Sky" laws).





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                 (l)      No legal or governmental proceedings are pending to
         which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that would reasonably be expected to materially and adversely affect the consummation of this Agreement or the Deposit Agreement or any transaction contemplated hereby or thereby or which are required to be described in the Registration Statement or the Prospectus and are not described therein, and to the knowledge of the Company no proceedings required to be so described have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Act or by the Rules and Regulations which has not been so described or filed as required.

                 (m) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (n) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (o) The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the Act and the Rules and Regulations.

                 (p) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as stated therein, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and any schedules included in the Registration Statement present fairly the information required to be stated therein.

                 (q) The Company is a company described in Section 4(f)(1) of the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Bank is validly existing as a national banking association in good standing under the laws of the United States. The Bank (A) is in compliance in all material respects with all regulations of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation (the "FDIC") the failure to comply with which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise and (B) is in compliance with each of the limitations contained in Section 4(f)(3) of the BHCA.

                 (r) Except as disclosed in the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.





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                 (s)      Neither the Company nor any of its affiliates does
         business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

         3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and arrangements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $35.985 per share, the respective numbers of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

         The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company or as may otherwise be agreed by the parties, at the office of Brown & Wood, at 10:00 A.M., New York time, on August 21, 1995, or at such other time not later than seven full business days thereafter as CS First Boston Corporation ("Lead Underwriter") and the Company determine, such time being herein referred to as the "First Closing Date." The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Lead Underwriter requests at least 48 hours prior to the First Closing Date and will be made available for checking and packaging at the above office of Brown & Wood at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from the Lead Underwriter given to the Company from time to time not more than 30 days subsequent to the date of the initial public offering of the Offered Securities, the Underwriters may purchase from time to time all or less than all of the Optional Securities at the purchase price per share (including any accumulated dividends thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice to the Company and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by the Lead Underwriter to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Lead Underwriter on behalf of the Underwriters to the Company.

         Each time for delivery and payment for the Optional Securities, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, herein referred to as a "Closing Date") shall be determined by the Lead Underwriter but shall be not later than seven days after written notice of election to purchase the Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the account of the several Underwriters, against payment of the purchase price, therefore, by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company or as may otherwise be agreed by the parties, at the office of Brown & Wood. The certificates for the Optional Securities will be in definitive form, in such denominations and registered in such names as the Lead Underwriter requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Brown & Wood at a reasonable time in advance of such Optional Closing Date. If an Optional Closing Date occurs after the First Closing Date, the Company shall deliver to the Underwriters on the first such Optional Closing Date to occur after the First Closing Date, and the obligation of the Underwriters to purchase the Optional Securities shall





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be conditioned upon the receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the First Closing Date pursuant to Section 5 hereof.

         The several Underwriters shall offer the Offered Securities for sale to the public as set forth in the Prospectus.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                 (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery hereof.

                 (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus at any time when the Prospectus is required by the Act to be delivered in connection with the sale of the Offered Securities and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                 (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                 (d) As soon as practicable, but not later than 16 months, after the date hereof, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date hereof and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date hereof, which will satisfy the provisions of Section 11(a) of the Act.

                 (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                 (f) The Company will arrange for the qualification of the Offered Securities and the Preferred Stock for sale under the laws of such jurisdictions of the United States as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.





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                 (g)  The Company will pay all expenses incident to the
         performance of its obligations under this Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees or other out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities, the Preferred Stock and the Class B Common Stock for sale under the laws of such jurisdictions as the Lead Underwriter may designate and the word processing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities and the Preferred Stock, for any applicable filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Offered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

                 (h) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Class A Common Stock, par value $.01 per share ("Class A Common Stock") or Class B Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Class A Common Stock or Class B Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of the Lead Underwriter, until November 15, 1995, except for issuances of Class A Common Stock or Class B Common Stock made pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Class B Common Stock pursuant to the exercise of such options or issuances of Class B Common Stock pursuant to the Company's employee stock purchase plans, 401(k) plan and AMIPWISE plans, and up to 100,000 shares of Class B Common Stock to new employees of the Company or any of its subsidiaries.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                 (a) On or prior to the date hereof, the Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                          (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                          (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                          (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who





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         have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements, if any, and
                   any summary of earnings included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                           (B) if any unaudited "capsule" information is
                   contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                           (C) at the date of the latest available
                   balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date hereof, there was any change in the capital stock or any increase in debt and other borrowings of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated stockholders' equity, total assets or managed receivables, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (D) for the period from the closing date of
                   the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net interest income or in the total or per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges or in the ratio of earnings to fixed charges and preferred stock dividends combined;

           except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                   (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.





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                 (b)  The Prospectus shall have been filed with the Commission in accordance with Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                 (c) Subsequent to the execution hereof, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or, New York or Delaware authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                 (d) The Representatives shall have received an opinion, dated the Closing Date, of Gene S. Schneyer, General Counsel for the Company, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and, to the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise;

                          (ii) Each Significant Subsidiary has been duly
                 incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (subject, in the case of the shares issued by the Bank, to the provisions of Section 55, Title 12, United States Code) and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                          (iii) The Deposit Agreement and the Offered
                 Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the terms hereof on the Closing Date, the Deposit Agreement will have been duly executed and delivered as of the First Closing Date, and such Offered Securities will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus and the Deposit Agreement, and such Offered Securities will be convertible into Class B Common Stock in accordance with their terms; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

                          (iv) The Preferred Stock has been duly authorized and,
                 when the Preferred Stock has been deposited with the Depositary and when the Offered Securities representing interests in such Preferred Stock have been issued upon such deposit upon payment therefor by the Underwriters in accordance with the terms hereof on the Closing Date, such Preferred Stock will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus, and, when deposited, such Preferred Stock will be free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and neither such deposit nor such sale of the Offered Securities will give rise to any preemptive or similar rights of the holder of any securities of the Company;

                          (v) When the Preferred Stock has been deposited with the Depositary on the Closing Date, such Preferred Stock will be convertible into Class B Common Stock in accordance with its terms; the shares of Class B Common Stock initially issuable upon conversion of such Preferred Stock will have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Class B Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to such Class B Common Stock;

                          (vi) To the best of such counsel's knowledge, neither
                 the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of them or their properties may be bound, the violation or default of which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree of any court or governmental agency, authority or body or any arbitrator known to such counsel to have jurisdiction over the Company;

                          (vii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise;

                          (viii) To the best of such counsel's knowledge, no
                 legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that would reasonably be expected to materially and adversely affect the consummation of this Agreement or the Deposit Agreement or any transaction contemplated hereby or thereby or which are required to be described in the Registration Statement or the Prospectus and are not described therein, and to the best knowledge of such counsel no proceedings required to be so described have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Act or by the Rules and Regulations which has not been so described or filed as required;

                          (ix) To the best of such counsel's knowledge, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole;

                          (x) To the best of such counsel's knowledge, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole;

                          (xi) The information contained in the Prospectus under the caption "Regulation" and under the caption "Government Regulation" in the Company's Annual Report on Form 10-K, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct;

                          (xii) The Company is a company described in Section 4(f)(1) of the BHCA. The Bank is validly existing as a national banking association in good standing under the laws of the United States. The Bank (A) is in compliance in all material respects with all regulations of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the FDIC, the failure to comply with which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise and (B) is in compliance with each of the limitations contained in
                 Section 4(f)(3) of the BHCA;  and

                          (xiii) This Agreement has been duly authorized, executed and delivered by the Company.

                 In rendering such opinion, Mr. Schneyer may rely on the opinion of counsel for the Underwriters as to matters of New York law.

                 (e) The Representatives shall have received an opinion, dated the Closing Date, of Wolf, Block, Schorr and Solis- Cohen, securities counsel for the Company, to the effect that:

                          (i) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Deposit Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and with the State of Delaware and such as may be required under state securities laws;

                          (ii) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus and any amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents (other than descriptions under the caption "Regulation", as to which such counsel need express no opinion) are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

                          (iii) The information contained in the Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct.

                          In addition, such counsel shall state the following:
                 In connection with the preparation of the Registration Statement and the Prospectus, such counsel advised the Company as to certain requirements of the Act and the Rules and Regulations. Such counsel participated in conferences with representatives of the Company and the Underwriters and their counsel, at which the Registration Statement and the Prospectus were reviewed and discussed. Although such counsel has not made any independent verification of factual matters with respect to the Company or its subsidiaries and, consequently, is not passing upon and does not assume responsibility for the accuracy, completeness, or fairness of statements or other information contained in the Registration Statement or the Prospectus, such counsel advises you that nothing has come to its attention that has caused it to believe that the Registration Statement, at the date hereof and at the Closing Date, or the Prospectus, as of its date and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made), not misleading.

                 (f) The Representatives shall have received from Brown & Wood, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities and the Preferred Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Brown & Wood may rely as to the incorporation of the Company and all other matters governed by Delaware law upon the opinion of the General Counsel of the Company referred to above.

                 (g) The Representatives shall have received an opinion, dated the Closing Date, of the General Counsel for the Depositary to the effect that:

                          (i) The Depositary has full power, authority and legal right to execute, deliver and carry out the terms of the Deposit Agreement;

                          (ii) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary, enforceable in accordance with its terms; and

                          (iii) Upon due issuance by the Depositary of Offered Securities evidenced by Depositary Receipts in accordance with the terms of the Deposit Agreement against the deposit in accordance with the terms of the Deposit Agreement of validly issued, fully paid and non-assessable Preferred Stock, the Offered Securities evidenced by the Depositary Receipts will be validly issued and will entitle the holders of the Depositary Receipts to the rights specified therein and in the Deposit Agreement.

                 (h) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice- President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                 (i) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

                 (j) In the event the Underwriters and the Representatives exercise the option granted in Section 3 hereof to purchase all or any portion of the Optional Securities, the representations and warranties of the Company herein and the statements in any certificates furnished by the Company shall be true and correct as of the Optional Closing Date, and the Representatives shall have received:

                          (i) An opinion, dated the Optional Closing Date, of the General Counsel of the Company relating to the Optional Securities and otherwise to the same effect as the opinion required by Section 5(d);

                          (ii) An opinion, dated the Optional Closing Date, of Wolf, Block, Schorr and Solis-Cohen, counsel for the Company, relating to the Optional Securities and otherwise to the same effect as the opinion required by Section 5(e);

                          (iii) An opinion, dated the Optional Closing Date, of Brown & Wood, counsel for the Underwriters, relating to the Optional Securities and otherwise to the same effect as the opinion required by Section 5(f);

                          (iv) An opinion, dated the Optional Closing Date, of the General Counsel for the Depositary relating to the Optional Securities and otherwise to the same effect as the opinion required by Section 5(g); and

                          (v) A letter of Arthur Andersen LLP, dated the Optional Closing Date, substantially the same in scope and substance as the letter required by Section 5(a);

provided, however, that, in lieu of any such opinion or letter, a letter to the effect that the Underwriters may rely on the opinion of such counsel or letter of such party, as the case may be, delivered at the First Closing Date to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such opinion or letter delivered at the First Closing Date shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of the letter authorizing such reliance).

         The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto (other than any such amendment or supplement relating solely to the distribution of securities other than the Offered Securities), or any related preliminary prospectus or preliminary prospectus supplement relating to the Offered Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided further, that such indemnity with respect to any preliminary prospectus supplement shall not inure to the benefit of any Underwriter from whom the person asserting loss purchased if such person did not receive a copy of the final prospectus supplement at or prior to the confirmation of such sale in any case where delivery is required under the Act and the Company shall have supplied copies of such final prospectus supplement to the Underwriters.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing on the inside front cover page of the prospectus supplement and the concession and discount figures appearing in the fourth paragraph under the caption "Underwriting" in the prospectus supplement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Five Horsham Business Center, 300 Welsh Road, Horsham, Pennsylvania 19044, Attention: Gene S. Schneyer, General Counsel.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                           Very truly yours,

                                           Advanta Corp.

                                           By /s/  David D. Wesselink
                                             ---------------------------------
                                             Name:   David D. Wesselink
                                             Title:  Senior Vice President and
                                                     Chief Financial Officer


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

CS FIRST BOSTON CORPORATION
SALOMON BROTHERS INC
MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED
WILLIAM BLAIR & COMPANY

Acting on behalf of themselves
and as the Representatives of
the several Underwriters:


By  CS FIRST BOSTON CORPORATION


By  /s/  Jack D. McFadden Jr.
   ----------------------------
   Name:   Jack D. McFadden Jr.
   Title:  Managing Director

                                   SCHEDULE A

                                                                              NUMBER OF
UNDERWRITER                                                                      FIRM
-----------                                                                   SECURITIES

CS First Boston Corporation . . . . . . . . . . . . . . . . . . . . . .         370,000

Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . . . . .         370,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . . . . . .         370,000

William Blair & Company . . . . . . . . . . . . . . . . . . . . . . . .         370,000

Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . . .          60,000

Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . . . . . .          60,000

Deutsche Morgan Grenfell/C.J. Lawrence Inc. . . . . . . . . . . . . . .          60,000

Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . .          60,000

A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . . . . . .          60,000

Fox-Pitt, Kelton Inc. . . . . . . . . . . . . . . . . . . . . . . . . .          30,000

Furman Selz Incorporated  . . . . . . . . . . . . . . . . . . . . . . .          30,000

Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . .          60,000

Hambrecht & Quist LLC . . . . . . . . . . . . . . . . . . . . . . . . .          60,000

Keefe, Bruyette & Woods, Inc. . . . . . . . . . . . . . . . . . . . . .          60,000

Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .          60,000

J.P. Morgan Securities Inc. . . . . . . . . . . . . . . . . . . . . . .          60,000

Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . .          60,000

PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . .          60,000

Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . .          60,000

UBS Securities Inc. . . . . . . . . . . . . . . . . . . . . . . . . . .          60,000

S.G. Warburg & Co. Inc. . . . . . . . . . . . . . . . . . . . . . . . .          60,000

Wheat, First Securities, Inc. . . . . . . . . . . . . . . . . . . . . .          60,000
                                                                              ---------
     Total:                                                                   2,500,000
                                                                              =========






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